SUBADVISORY AGREEMENT

                        Seligman Value Fund Series, Inc.


SUBADVISORY AGREEMENT, dated as of March 20, 1997 between J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Manager") and SELIGMAN HENDERSON CO., a New York general partnership (the "Subadviser").

WHEREAS, the Manager has entered into a Management Agreement dated March 20, 1997 (the "Management Agreement") with Seligman Value Fund Series, Inc. (the "Fund"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of Seligman Large-Cap Value Fund and Seligman Small-Cap Value Fund (collectively, together with any future series, the "Series") pursuant to which the Manager will render investment management services to the Fund, and to administer the business and other affairs of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment management services to the Fund, and the Subadviser is willing to render such investment management services.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Duties of the Subadviser. The Subadviser will provide the Fund with investment management services with respect to assets of the Series if, and to the extent, designated by the Manager (such designated assets, "Qualifying Assets"). Such services shall include investment research, advice and supervision, determining which securities shall be purchased or sold by the Series, making purchases and sales of securities on behalf of the Series and determining how voting and other rights with respect to securities of the Series shall be exercised, subject in each case to the control of the Board of Directors of the Fund and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus(es) of the Fund and the requirements of the 1940 Act and other applicable law.

Subject to Section 36 of the 1940 Act, the Subadviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund and the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

2. Expenses. The Subadviser shall pay all of its expenses arising from the performance of its obligations under Section 1.



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3.   Compensation

     (a) As compensation for the services performed and the facilities and personnel provided by the Subadviser pursuant to Section 1, the Manager will pay to the Subadviser each month a fee, equal to the applicable percentage of the average monthly Net Qualifying Assets of each Series.

     (b)  As used herein:

          (1) The term "Applicable Percentage" means the percentage fee rate that the Manager receives from each Series pursuant to the Management Agreement, as indicated on the attached Fee Schedule.

          (2) The term "Net Qualifying Assets" means the Qualifying Assets less related liabilities as designated by the Manager.

     (c) Average monthly Net Qualifying Assets shall be determined, for any month, by taking the average of the value of the Net Qualifying Assets as of the (i) opening of business on the first day of such month and
          (ii) close of business on the last day of such month.

     (d) If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

4. Purchase and Sale of Securities. The Subadviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and Prospectus(es) of the Fund or as the Board of Directors of the Fund may direct from time to time. In providing the Fund with investment management and supervision, it is recognized that the Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board of Directors of the Fund may direct or authorize from time to time.

Notwithstanding the above, it is understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Fund.

If, in connection with purchases and sales of securities for the Fund, the Subadviser may, without material risk, arrange to receive a soliciting dealer's fee or other underwriter's or

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

dealer's discount or commission, the Subadviser shall, unless otherwise directed by the Board of Directors of the Fund, obtain such fee, discount or commission and the amount thereof shall be applied to reduce the compensation to be received by the Subadviser pursuant to Section 3 hereof.

Nothing herein shall prohibit the Board of Directors of the Fund from approving the payment by the Fund of additional compensation to others for consulting services, supplemental research and security and economic analysis.

5. Term of Agreement. This Agreement shall continue in full force and effect until December 31, 1998, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act, and if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to December 31 of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time in respect of any Series, without payment of penalty by the Series, on 60 days' written notice to the Subadviser, by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of such Series (as defined by the 1940 Act). The failure of the Board of Directors of the Fund or holders of securities of any Series to approve the continuance of this Agreement with respect to such Series, shall be without prejudice to the effectiveness of this Agreement with respect to any other Series. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act) or upon the termination of the Management Agreement.

6. Amendments. This Agreement may be amended by consent of the parties hereto provided that the consent of the Fund is obtained in accordance with the requirements of the 1940 Act.

7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.


     IN WITNESS WHEREOF, the Manager and the Subadviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                       J. & W. SELIGMAN & CO. INCORPORATED


                       By /s/  Brian T. Zino
                          --------------------------
                          Brian T. Zino


                       SELIGMAN HENDERSON CO.


                       By /s/  David F. Stein
                          --------------------------
                          David F. Stein



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                                  FEE SCHEDULE


         Series                            Annual Rate
         ------                            -----------

Seligman Large-Cap  Value  Fund            .80%  of  the Series' average
                                           daily net assets.

Seligman Small-Cap  Value  Fund            1.00%  of the  Series' average
                                           daily net assets.



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